EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Lightbridge and AREVA Reach Agreement on Key Terms for Joint Venture to Develop and Commercialize Innovative Metallic Nuclear Fuel

RESTON, Va. - November 2, 2016 - Lightbridge Corporation (NASDAQ: LTBR), a U.S. nuclear fuel development company, and AREVA NP, a leader in nuclear fuel, components and reactor services, have agreed upon key terms for the creation of a new joint venture to develop, manufacture and commercialize fuel assemblies based on Lightbridge’s innovative metallic nuclear fuel technology designed to significantly improve the economics, efficiency and safety of existing and new nuclear power facilities.

The two companies signed a term sheet on October 31, 2016, outlining key agreements for a U.S.-based joint venture to be equally owned by each company and covers fuel assemblies for most types of light water reactors, including pressurized water reactors (PWRs), boiling water reactors (BWRs), small modular reactors (SMRs) and research reactors. The two companies expect to formalize the joint venture in the coming months.

Lightbridge CEO Seth Grae said: “This agreement with AREVA NP on key terms for a joint venture company creates a viable and well-defined commercialization path for our patented metallic nuclear fuel technology in the global market, including in the United States, Europe and Asia. Lightbridge fuel holds the promise of enhancing the safety and economics of nuclear power plants and will allow utilities to generate more carbon-free electricity, qualifying for Emission Rate Credits under the U.S. Clean Power Plan.”

Mr. Grae continued: “This agreement marks a major milestone for Lightbridge. We appreciate the support from AREVA NP in rapidly moving this process forward. As the world’s leading nuclear fuel manufacturer, AREVA NP is an ideal partner with extensive industry knowledge and expertise in nuclear fuel assembly design, licensing and fabrication. In addition to the strong support and guidance we have received from leading electric utilities and reactor operators, this term sheet for a joint venture with AREVA NP is further validation of the growing global interest in and demand for our nuclear fuel technology.”

“We look forward to advancing nuclear fuel performance through this relationship, combining AREVA NP’s expertise in nuclear fuel design and fabrication with Lightbridge’s innovative metallic nuclear fuel concept,” said Lionel Gaiffe, senior executive vice president of the Fuel Business Unit for AREVA NP. “Next-generation fuel technology has significant potential to help sustain existing nuclear energy assets, which will serve as the foundation for a clean energy portfolio worldwide.”

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About AREVA

AREVA in North America (AREVA Inc.) combines U.S. and Canadian leadership to supply high added-value products and services to support the operation of the commercial nuclear fleet. Globally, AREVA is present throughout the entire nuclear cycle, from uranium mining to used fuel recycling, including nuclear reactor design and operating services. AREVA is recognized by utilities around the world for its expertise, its skills in cutting-edge technologies and its dedication to the highest level of safety. AREVA Inc.’s 4,100 employees are helping build tomorrow’s energy model: supplying ever safer, cleaner and more economical energy to the greatest number of people. Visit us at http://us.areva.com or follow us on Twitter: @AREVAus.

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About Lightbridge Corporation

Lightbridge is a nuclear fuel technology company based in Reston, Virginia, USA. The Company develops proprietary next generation nuclear fuel technologies for current and future nuclear reactor systems. Lightbridge's breakthrough fuel technology is establishing new global standards for safe and clean nuclear power and leading the way to a sustainable energy future. The Company also provides comprehensive advisory services for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence.

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Lightbridge Corporation Forward Looking Statements

With the exception of historical matters, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's competitive position, the timing of demonstration testing and commercial production, the Company's entry into agreements with nuclear fuel manufacturers and the timing thereof, the potential impact of the U.S. Clean Power Plan and similar regulations, the Company's anticipated financial resources and position, the Company's product and service offerings, the expected market for the Company's product and service offerings. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; the Company's ability to manage its business effectively in a rapidly evolving market; as well as other factors described in Lightbridge's filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Lightbridge contact:

David Waldman/Natalya Rudman

Crescendo Communications, LLC

Tel. + 1 855-379-9900

ir@ltbridge.com

AREVA NP Contacts:
Curtis Roberts

(202) 374-8766

curtis.roberts@areva.com

Denise Woernle

(434) 832-3848

denise.woernle@areva.com

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